As filed with the Securities and Exchange Commission on November 7, 2003

Registration No. 333-109909

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	25-1615902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue

Wilmerding, Pennsylvania 15148

(412) 825-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alvaro Garcia-Tunon

Senior Vice President and Chief Financial Officer, Secretary

Westinghouse Air Brake Technologies Corporation

1001 Air Brake Avenue

Wilmerding, Pennsylvania 15148

(412) 825-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David L. DeNinno, Esq. Reed Smith LLP 435 Sixth Avenue Pittsburgh, PA 15219 412-288-3131	Peter Gordon, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 212-455-2605

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment is to file exhibits to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Item 16 of the Registration Statement.

Item 16.    Exhibits

The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

Number	Description

1.1	Form of Underwriting Agreement

4.1	Westinghouse Air Brake Technologies Corporation’s Restated Certificate of Incorporation, dated January 30, 1995, as amended March 30, 1995.*

4.2	Westinghouse Air Brake Technologies Corporation’s Amended and Restated By-Laws, effective November 19, 1999.*

5.1	Opinion of Reed Smith LLP, as to the legality of the common stock.

23.1	Consent of Reed Smith LLP, (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP*

24	Powers of Attorney

*	Previously filed.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania, on November 7, 2003.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ GREGORY T. H. DAVIES
Gregory T. H. Davies President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 7, 2003.

/s/ GREGORY T. H. DAVIES
Gregory T. H. Davies Director and Principal Executive Officer

/s/ ALVARO GARCIA-TUNON
Alvaro Garcia-Tunon Principal Financial Officer and Principal Accounting Officer

William E. Kassling; Robert J. Brooks; Michael W.D. Howell; Kim G. Davis; Emilio A. Fernandez; Lee B. Foster, II

Directors

By:	/s/ ALVARO GARCIA-TUNON
Alvaro Garcia-Tunon (Attorney-in-Fact)

James P. Miscoll

James V. Napier

II-5

EXHIBIT INDEX

Number	Description	Method of Filing

1.1	Form of Underwriting Agreement	Filed herewith.

4.1	Restated Certificate of Incorporation of Westinghouse Air Brake Technologies Corporation, dated January 30, 1995, as amended March 30, 1995.	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1 (No. 33-90866), and incorporated herein by reference.

4.2	Amended and Restated By-Laws of Westinghouse Air Brake Technologies Corporation, dated effective November 19, 1999.	Previously filed as an exhibit to the Company’s Registration Statement on Form S-4 (No. 333-88903), and incorporated herein by reference.

5.1	Opinion of Reed Smith LLP, as to the legality of the common stock.	Filed herewith.

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1).	Filed herewith.

23.2	Consent of Ernst & Young LLP.	*

24	Powers of Attorney	Filed herewith.

*	Previously filed.